Exhibit 99.1

FOOTNOTES

(1)
This statement is being filed by: The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GSCP V Cobalt Holdings, LLC ("Cobalt V Holdings"), GSCP VI Cobalt Holdings, LLC ("Cobalt VI Holdings"), GSCP V Offshore Cobalt Holdings, LLC ("Offshore V Holdings LLC"), GSCP VI Offshore Cobalt Holdings, LLC ("Offshore VI Holdings LLC"), GSCP V GmbH Cobalt Holdings, LLC ("GmbH Holdings V LLC"), GSCP VI GmbH Cobalt Holdings, LLC ("GmbH Holdings VI LLC" and, together with Cobalt V Holdings, Cobalt VI Holdings, Offshore V Holdings LLC, Offshore VI Holdings LLC, Institutional and GmbH Holdings V LLC, the "Goldman LLCs"), GSCP V Offshore Cobalt Holdings, L.P. ("Offshore V Holdings LP"), GSCP VI Offshore Cobalt Holdings, L.P. ("Offshore VI Holdings LP"), GSCP V GmbH Cobalt Holdings, L.P. ("GmbH Holdings V LP"), GSCP VI GmbH Cobalt Holdings, L.P. ("GmbH Holdings VI LP"), GSCP V GmbH Cobalt Holdings ("GmbH Holdings V"), GSCP VI GmbH Cobalt Holdings ("GmbH Holdings VI"), GS Capital Partners V Fund, L.P. ("GS Capital V"), GS Capital Partners VI Fund, L.P. ("GS Capital VI"), GS Capital Partners V Offshore Fund, L.P. ("GS V Offshore"), GS Capital Partners VI Offshore Fund, L.P. ("GS VI Offshore"), GS Capital Partners V Institutional, L.P. ("GS Institutional"), GS Capital Partners VI Parallel, L.P. ("GS Parallel"), GS Capital Partners V GmbH & Co. KG ("GS V Germany"), GS Capital Partners VI GmbH & Co. KG ("GS VI Germany" and, together with GS Capital V, GS Capital VI, GS V Offshore, GS VI Offshore, GS Institutional, GS Parallel and GS V Germany, the "Limited Partnerships"), GSCP V Advisors, L.L.C. ("GSCP V Advisors"), GSCP VI Advisors, L.L.C. ("GSCP VI Advisors"), GSCP V Offshore Advisors, L.L.C. ("GSCP V Offshore Advisors"), GSCP VI Offshore Advisors, L.L.C. ("GSCP VI Offshore Advisors"), GS Advisors V, L.L.C. ("GS Advisors V"), GS Advisors VI, L.L.C. ("GS Advisors VI"), Goldman, Sachs Management GP GmbH ("GS GmbH" and, together with the foregoing entities, the "Reporting Persons").

Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate.

(2)
Pursuant to an underwriting agreement, dated February 23, 2012 (the “Underwriting Agreement”), by and among the underwriters named therein (the “Underwriters”), Cobalt International Energy, Inc. (the “Company”) and the selling stockholders named in Schedule A-1 and A-2 thereto (the “Selling Stockholders”), the Underwriters agreed to purchase from the Company and the Selling Stockholders and the Company and the Selling Stockholders agreed to sell to the Underwriters an aggregate of 52,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), which aggregate amount includes 10,347,593 shares of Common Stock held by the Reporting Persons (the “Offering”).  In addition, pursuant to the Underwriting Agreement, the Underwriters were granted a 30-day option to purchase up to 7,800,000 additional shares of Common Stock, including an additional 1,560,457 shares of Common Stock held by the Reporting Persons, at the public offering price less the underwriting discounts and commissions which option may be exercised to cover any over-allotments of common stock (the “Over-Allotment Option”). On February 24, 2012, the Underwriters elected to exercise their Over-Allotment Option in full, and on February 29, 2012, the Underwriters closed on the sale of securities with respect to the Offering and the Over-Allotment Option, pursuant to which the Reporting Persons sold an aggregate of 11,908,050 shares of Common Stock.

Pursuant to the final prospectus filed by the Company on February 24, 2012, the public offering price in the Offering of Common Stock by the Company was $28.00 per share of Common Stock and the underwriting discount was $0.84 per share of Common Stock. Accordingly, the Reporting Persons sold an aggregate of 11,908,050 shares of Common Stock and received a price per share of Common Stock of $27.16 (which is net of underwriting discounts and commissions) for an aggregate amount of $323,422,638.00.

(3)
As of February 29, 2012, GS Group and Goldman Sachs may be deemed to beneficially own an aggregate of 62,960,098 shares of Common Stock through the Limited Partnerships. Affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner or managing partner of the Limited Partnerships.  Goldman Sachs serves as the investment manager of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.

As of February 29, 2012, Cobalt V Holdings beneficially owns an aggregate of 20,553,148 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GS Capital V, and GS Capital V's sole general partner, GSCP V Advisors.

As of February 29, 2012, Offshore V Holdings LLC beneficially owns an aggregate of 10,616,898 shares of Common Stock which may be deemed to be beneficially owned by its sole member, Offshore V Holdings LP, and GS V Offshore, the general partner of Offshore V Holdings LP, and GSCP V Offshore Advisors, the general partner of GS V Offshore.

As of February 29, 2012, GS Institutional beneficially owns an aggregate of 7,047,955 shares of Common Stock which may be deemed to be beneficially owned by GS Advisors V, the general partner of GS Institutional.

As of February 29, 2012, GmbH Holdings V LLC beneficially owns an aggregate of 814,863 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GmbH Holdings V LP, by GmbH Holdings V, the general partner of GmbH Holdings V LP, by GS V Germany, the sole stockholder of GmbH Holdings V, and by GS GmbH, the general partner of GS V Germany.

As of February 29, 2012, Cobalt VI Holdings beneficially owns an aggregate of 11,169,010 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GS Capital VI, and GS Capital VI's sole general partner, GSCP VI Advisors.

As of February 29, 2012, Offshore VI Holdings LLC beneficially owns an aggregate of 9,289,990 shares of Common Stock which may be deemed to be beneficially owned by its sole member, Offshore VI Holdings LP, by GS VI Offshore, the general partner of Offshore VI Holdings LP, and by GSCP VI Offshore Advisors, the general partner of GS VI Offshore.

As of February 29, 2012, GS Parallel beneficially owns an aggregate of 3,071,287 shares of Common Stock which may be deemed to be beneficially owned by GS Advisors VI, the general partner of GS Parallel.

As of February 29, 2012, GmbH Holdings VI LLC beneficially owns an aggregate of 396,947 shares of Common Stock which may be deemed to be beneficially owned by its sole member, GmbH Holdings VI LP, by GmbH Holdings VI, the general partner of GmbH Holdings VI LP, by GS VI Germany, the sole stockholder of GmbH Holdings VI, and by GS GmbH, the general partner of GS VI Germany.

Each Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interests therein.